Exhibit 15 (a)
Consent of independent registered public accounting firm
To the Supervisory Board of Koninklijke Philips Electronics N.V.
We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-65972, No. 33-80027, No. 333-70215, No. 333-91287, No. 333-91289, No. 333-39204, No. 333-75542, No. 333-87852, No. 333-104104, No. 333-119375, No. 333-125280, No. 333-140784, No. 333-151797, No. 333-157477 and No. 333-165017) and in the registration statements on Form F-3 (No. 333-4582, 333-90686 and 333-149511) of Koninklijke Philips Electronics N.V. of our reports dated February 17, 2011 with respect to the consolidated balance sheets of Koninklijke Philips Electronics N.V. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 20-F of Koninklijke Philips Electronics N.V.
Amsterdam, The Netherlands
February 18, 2011

/s/ KPMG Accountants N.V.
KPMG ACCOUNTANTS N.V.

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